UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
[X]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Vodavi Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

VODAVI TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 17, 2004

     The Annual Meeting of Stockholders of Vodavi Technology, Inc., a Delaware corporation, will be held at 9:00 a.m. on Monday, May 17, 2004, at our corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034 for the following purposes:

     1. To elect six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge you to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,

/s/ David A. Husband

David A. Husband
Secretary

Phoenix, Arizona
April 8, 2004

VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE OF BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A

VODAVI TECHNOLOGY, INC.
4717 East Hilton Avenue, Suite 400
Phoenix, Arizona 85034

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     The enclosed proxy is solicited on behalf of Vodavi Technology, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Monday, May 17, 2004, at 9:00 a.m. or at any adjournment or adjournments thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at our corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034.

     These proxy solicitation materials are being mailed on or about April 12, 2004, to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

     Stockholders of record at the close of business on April 2, 2004, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 3,624,839 shares of our common stock.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the nominees set forth in this proxy statement.

Revocability of Proxies

     You may revoke a proxy at any time before its use by

•	delivering to us written notice of revocation; or

•	delivering to us a duly executed proxy bearing a later date; or

•	attending the meeting and voting in person.

Solicitation

     We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Certain of our directors and officers also may solicit proxies, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

     Our 2003 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about the activities of our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee of the Board of Directors,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

     Upon written request, we will provide without charge to each stockholder of record as of the record date a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC. We will also furnish any exhibits listed in the Form 10-K report upon request at the actual expense we incur in furnishing such exhibits. You should direct any such requests to our corporate secretary at our executive offices, as set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors or stockholders. All directors are elected at each annual meeting of our stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.

     A board of six directors is to be elected at the meeting. Our Board of Directors currently consists of eight directors. However, two of our current directors, Stephen A McConnell and Frederick M. Pakis, have terms which will expire at the meeting. Messrs. McConnell and Pakis will not stand for re-election at the meeting.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified, or until his earlier resignation or removal.

     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
William J. Hinz	58	Chairman of the Board
Gregory K. Roeper	43	President, Chief Executive Officer, and Director
Jack A. Henry	60	Director
Jong Hwa Choi	43	Director
Emmett E. Mitchell	48	Director
Paul D. Sonkin	35	Director

     William J. Hinz has served as Chairman of the Board of our company since October 1997 and as a director of our company since April 1997. From October 1999 until March 2004, Mr. Hinz served as Group President for the Triumph Components Group, which is a group of seven divisional companies within Triumph Group, Inc., a publicly held company. Mr. Hinz served as President of Stolper-Fabralloy Company, a precision aerospace engine component manufacturer that is a subsidiary of Triumph Group, Inc., from September 1997 until October 1999 and as Executive Vice President of Operations of Stolper-Fabralloy from March 1996 until September 1997. Mr. Hinz served as Vice President of Global Repair and Overhaul Operations for AlliedSignal Aerospace Company from June 1994 until March 1996. During this period, Mr. Hinz also was responsible for aerospace aftermarket merger and acquisition activity.

     Gregory K. Roeper has served as President of our company since December 1998 and as Chief Executive Officer and a director of our company since December 1999. Mr. Roeper served as our Chief Operating Officer from June 1998 until December 1999. Between November 1994 and June 1998, Mr. Roeper held a variety of other executive positions with our company, including Chief Financial Officer; Executive Vice President — Finance, Administration, and Operations; Secretary; and Treasurer. From 1982 until 1994, Mr. Roeper was employed with Arthur Andersen LLP.

     Jack A. Henry has served as a director of our company since November 2001. Mr. Henry began his career in 1966 with Arthur Andersen LLP and held positions in Detroit, Michigan, San Jose, California, Seattle, Washington and Phoenix, Arizona. In 2000, Mr. Henry retired as Managing Partner of the Phoenix office and formed Sierra Blanca Ventures LLC, a private advisory and investment firm. Mr. Henry currently serves on the board of directors of White Electronic Designs, Harris Bank Arizona, and American AgCredit, a member of the U.S. farm credit system. Mr. Henry previously served on the boards of directors of Simula, Inc., and SOS Staffing Services, Inc., both public companies. Mr. Henry has served in a variety of community positions including chairman of the Arizona Chamber of Commerce and Greater Phoenix Leadership. Mr. Henry attended the U.S. Naval Academy and holds both a Bachelors and Masters of Business Administration from the University of Michigan.

     Jong Hwa Choi has served as a director of our company since February 2003. Mr. Choi has served in various capacities for LG InfoComm U.S.A., a major U.S. mobile handset vendor and affiliate of LG Electronics, Inc. since 1987, and since March 2000 has served as Vice President of Administration. During his 16-year tenure, Mr. Choi has managed international business planning and set up overseas subsidiaries for various divisions of LGE. Mr. Choi’s global assignments include Italy, Russia, and the United States. Mr. Choi’s experiences in various industries include consumer electronics, semiconductors, and mobile handsets.

     Emmett E. Mitchell has served as a director of our company since February 1999. Mr. Mitchell has been employed with MS Howell & Co., a NASD broker dealer and investment banking firm, as the Executive Vice President since December 2000. Mr. Mitchell has also served as the Chief Financial Officer of ICESoft Technologies, Inc., a privately held software company since December 2001. Prior to this, Mr. Mitchell was employed with Paradise Valley Securities, Inc., since October 1991, most recently as the Chairman and Chief Executive Officer.

     Paul D. Sonkin has served as a director of our company since February 2004. Mr. Sonkin has served as the portfolio manager of the Hummingbird Value Fund, The Hummingbird Microcap Value Fund, and The Hummingbird Concentrated Fund since June 1999. He also serves as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on security analysis and value investing. From May 1998 to

June 1999, Mr. Sonkin served as a senior analyst and portfolio manager at First Manhattan & Co., a firm that specialized in mid- and large-cap value investing. Prior to that, from April 1995 to May 1998 Mr. Sonkin served as an analyst and portfolio manager at Royce & Associates, the investment advisor to the Royce Funds. Prior to receiving an MBA from Columbia University, he worked at Goldman Sachs & Co. and at the SEC. Mr. Sonkin is co-author of “Value Investing: From Graham to Buffet and Beyond.”

     Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

Information Relating to Corporate Governance and the Board of Directors

     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Henry, Mitchell, and Sonkin are independent directors, as “independence” is defined by the listing standards of Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Messrs. Roeper and Hinz are each employee directors, and Mr. Choi is not independent by virtue of his position with LG Electronics. Nasdaq regulations require that our board consist of a majority of independent directors. We are currently evaluating the composition of our board and intend to comply with the regulations at or shortly following the annual meeting.

     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. Each committee consists entirely of independent directors.

     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.vodavi.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. In addition, the Charter of the Audit Committee as currently in effect forms Appendix A to this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

     We schedule each year at least two executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.

     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Vodavi Technology, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

     The Audit Committee

     The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

     The Audit Committee currently consists of Messrs. McConnell, Henry, and Mitchell, each of whom is an independent director of our company under the Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that each member of our audit committee qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. McConnell serves as the Chairman of the Committee.

     The Compensation Committee

     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. McConnell, Mitchell, and Pakis, with Mr. Mitchell serving as Chairman.

     The Nominations and Corporate Governance Committee

     The purpose of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Board of Directors has decided that the Nominations and Corporate Governance Committee would make recommendations to the Board of Directors of nominees to stand for election as directors at each election of directors. The Nominations and Corporate Governance Committee currently consists of Messrs. Henry, Pakis, and Sonkin, with Mr. Henry serving as Chairman.

     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by the rules of Nasdaq.

Board and Committee Meetings

     Our Board of Directors held five meetings during the fiscal year ended December 31, 2003. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors; and the total number of meetings held by all committees of the Board of Directors on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our board of directors attended the 2003 annual meeting of stockholders, except for Mr. Pakis.

Director Compensation and Other Information

     Our independent directors each receive a quarterly retainer fee of $3,750 payable on the first day of each quarter. Each independent director also receives the following:

•	$500 for each meeting of the Board of Directors held in person;

•	up to $500 for each telephonic meeting attended, depending on the duration of the meeting;

•	$500 for each committee meeting held on days other than days on which a Board of Directors’ meeting is held; and

•	reimbursement for reasonable travel expenses.

     Mr. Hinz, the Chairman of our Board of Directors, is compensated pursuant to an employment agreement. See “Executive Compensation — Employment Agreements.” During March 2003, we granted Mr. Hinz options to purchase 15,000 shares of our common stock. Non-employees who serve as directors of our company, including Mr. Choi, also receive an annual automatic stock option grant to purchase 5,000 shares of common stock under one of our stock option plans. Messrs. Roeper and Choi do not receive cash compensation for serving as members of our Board of Directors.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth certain information with respect to the compensation we paid to our Chief Executive Officer and each other executive officer who received cash compensation in excess of $100,000 during fiscal 2003.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
				Awards
	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position(1)	Year	Salary($)	Bonus ($)(3)	Options(#)(2)	Compensation($)
Gregory K. Roeper	2003	$182,500	$114,068	35,000	$7,329	(4)
President and Chief Executive	2002	$165,000	$25,000	—	$4,329	(5)
Officer	2001	$155,000	$15,000	35,000	8,451	(6)

David A. Husband Vice President — Finance,	2003	$135,500	$59,412	25,000	$750	(7)
Chief Financial Officer,	2002	$135,000	$25,000	—	$750	(7)
Secretary and Treasurer	2001	$94,000	$—	75,000	$—

Stephen L. Borcich	2003	$125,000	$54,780	15,000	$750	(7)
Vice President — Distribution	2002	$125,000	$—	—	$750	(7)
Sales	2001	$125,000	$—	—	750	(7)

Steven R. Francis	2003	$125,000	$32,540	25,000	$750	(7)
Vice President — Dealer Sales	2002	$102,000	$—	50,000	$750	(7)

(1)	We consider Messrs. Roeper, Husband, Borcich, and Francis to be our executive officers. Mr. Husband became our Chief Financial Officer during March 2001; Mr. Francis became our Vice President — Direct Sales during March 2002 and became our Vice President — Dealer Sales in June 2002.

(2)	The exercise price of all stock options granted were equal to the fair market value of our common stock on the date of grant.

(3)	The bonus amounts shown for fiscal 2003 include $96,568, $49,412, $54,780, and $25,040 for Messrs. Roeper, Husband, Borcich, and Francis, respectively, earned during fiscal 2003 but paid during 2004.

(4)	Represents premium payment of $3,579 for a long-term disability insurance policy and $3,000 for a term life insurance policy paid by our company. Also includes a 401(k) plan matching contribution in the amount of $750.

(5)	Represents premium payment of $3,579 for a long-term disability insurance policy paid by our company and a 401(k) plan matching contribution in the amount of $750.

(6)	Represents premium payment of $2,234 for a long-term disability insurance policy and $5,467 for a term life insurance policy paid by our company. Also includes a 401(k) plan matching contribution in the amount of $750.

(7)	Represents a 401(k) plan matching contribution.

Option Grants

     The following table sets forth certain information with respect to stock options granted to the officers listed during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
					Value at Assumed
		Percentage			Annual Rates
	Number of	of Total			of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise	Expiration
Name	Granted (#)(1)	Fiscal Year	Price	Date	5%	10%
Gregory K. Roeper	35,000	25.0%	$1.51	2/25/13	$33,237	$84,229
David A. Husband	25,000	17.9%	$1.51	2/25/13	$23,741	$60,164
Stephen L. Borcich	15,000	10.7%	$1.51	2/25/13	$14,245	$36,098
Steven R. Francis	25,000	17.9%	$1.51	2/25/13	$23,741	$60,164

(1)	Each of the options granted vest ratably over a four-year period.

(2)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

Aggregate Option Exercises and Fiscal Year-End Option Holdings

     The following table provides information on options exercised during fiscal 2003 by the officers listed and the value of each such officer’s unexercised options as of December 31, 2003.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of securities		Value of Unexercised In-the-
			Underlying Unexercised		Money Options at Fiscal
	Shares Acquired on	Value	Options at Fiscal Year-End (#)		Year-End ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory K. Roeper	—	—	205,000	52,500	$501,175	$234,325
David A. Husband	8,750	$41,029	28,750	62,500	$135,488	$284,825
Stephen L. Borcich	—	—	45,000	15,000	$142,875	$64,350
Steven R. Francis	—	—	12,500	62,500	$55,625	$274,125

(1)	Calculated based upon the closing price of our common stock as reported on the Nasdaq SmallCap Market on December 31, 2003 of $5.80 per share. The exercise price of certain of the options held by our executive officers on December 31, 2003 were greater than $5.80 per share.

Employment Agreements

     William J. Hinz

     Effective October 1, 1999, we entered into an employment agreement with William J. Hinz. The agreement had an initial term through September 30, 2001, and has automatically renewed through September 30, 2004. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The agreement provides for Mr. Hinz to serve as our Chairman of the Board and to receive a base salary of $75,000 per annum.

     The employment agreement provides for Mr. Hinz to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined the agreement. If we terminate the employment of Mr. Hinz, or if his employment is terminated by reason of disability, the agreement provides for the payment of fixed compensation to Mr. Hinz for the remaining term of the agreement, payable in a lump sum within ten days of the date of termination. In addition, Mr. Hinz’s vested options as of the date of termination will remain outstanding through the 90-day period following the then-current term of the agreement . All unvested options as of the date of termination will be cancelled.

     In the event of a “change of control” of our company, as defined in the agreement, Mr. Hinz will receive a minimum bonus of $50,000. In addition, any options that were granted to Mr. Hinz that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If the employment of Mr. Hinz is terminated as a result of a change of control, we will be required to pay Mr. Hinz, within ten days of the date of termination, the greater of (a) his base salary and benefits for the remaining term of the employment agreement, or (b) his annual base salary.

     Gregory K. Roeper

     Effective October 1, 2003, we renewed and amended Mr. Roeper’s employment agreement for a term expiring on December 31, 2004. The agreement automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The employment agreement provides for Mr. Roeper to serve as our President and Chief Executive Officer. The employment agreement provides for Mr. Roeper to receive a base salary of $182,500 through December 31, 2003, and $200,000 per annum thereafter.

     The agreement provides for Mr. Roeper to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined in the agreement. If we terminate his employment, or if his employment is terminated by reason of disability, the agreement provides for the payment of his base salary and benefits for a period of one year, payable in a lump sum within ten days of the date of termination. In addition, Mr. Roeper’s vested options as of the date of termination will remain outstanding through the 120-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.

     In the event of a “change of control” of our company, as defined in the agreement, Mr. Roeper will receive a minimum bonus of $100,000. In addition, any options that were granted to Mr. Roeper that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Roeper’s employment is terminated as a result of a change of control, we will be required to pay him, within ten days of the date of termination, his annual base salary and benefits for a period of one year following the date of termination plus any earned bonus through the date of termination.

     David A. Husband

     Effective January 1, 2004, we entered into a new employment agreement with Mr. Husband. The agreement has an initial term of one year, and automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The employment agreement provides for Mr. Husband to serve as our Vice President — Finance and Chief Financial Officer. The employment agreement provides for Mr. Husband to receive a base salary of $150,000 per annum.

     The agreement provides for Mr. Husband to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined the agreement. If we terminate Mr. Husband’s employment, or if his employment is terminated by reason of disability, we will pay Mr. Husband his base salary and benefits for a nine-month period. In addition, Mr. Husband’s vested options as of the date of termination will remain outstanding through the 120-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.

     In the event of a “change of control” of our company, as defined in the employment agreement, Mr. Husband will receive a bonus ranging from $25,000 to $62,500, based on the value of the transaction. In addition, any options that were granted to Mr. Husband that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Husband’s employment is terminated as a result of a change of control, we will be required to pay him his base salary and benefits for a nine-month period following the date of termination plus any earned bonus through the date of termination.

     Steven R. Francis

     Effective January 1, 2004 we entered into a new employment agreement with Mr. Francis. The agreement has an initial term through December 31, 2004, and automatically renews for successive one-year terms unless either party terminates by giving the other party at least 30 days’ written notice. The employment agreement provides for Mr. Francis to serve as Vice President - Dealer Sales for a base salary of $135,000 per annum. In the event of a “change of control” of our company, as defined in the agreement, any options that were granted to Mr. Francis that remain unvested as of the date of the change of control will become fully vested and exercisable on the effective date of the change of control. If Mr. Francis’ employment is terminated as a result of a change of control, we will be required to pay Mr. Francis his base salary and benefits for the remaining term of the agreement plus any earned bonus through the date of termination.

     The agreement provides for Mr. Francis to receive his fixed compensation to the date of termination of his employment by reason of resignation, death, or as a result of termination of employment “for cause,” as defined the agreement. If we terminate the employment of Mr. Francis, or if his employment is terminated by reason of disability, we will pay Mr. Francis his base salary and benefits for a nine-month period. In addition, any vested options held by Mr. Francis as of the date of termination will remain outstanding through the 120-day period following the then-current term of the agreement. All unvested options as of the date of termination will be cancelled.

     Each employment agreement described above provides that the executive will be eligible to receive discretionary bonuses in amounts determined by our Board of Directors. In addition, each employment agreement generally requires us to do the following:

•	reimburse each executive for all travel, entertainment, and other ordinary and necessary expenses incurred in connection with our business and their duties under their respective employment agreements; and

•	provide such other fringe benefits that we make generally available to all of our employees on a non-discriminatory basis.

     Each employment agreement also contains provisions that prohibit the executive from the following:

•	competing with us for a period of 12 months after the termination of the executive’s employment with our company;

•	taking certain actions intended to solicit other persons to terminate their business relationship with us or to terminate his or her employment relationship with us; and

•	making unauthorized use or disclosure of our trade names, fictitious names, or confidential information.

     Other Arrangements

     We maintain agreements with each of our other officers and employees that prohibit such persons from disclosing confidential information obtained while employed by us. We offer our employees medical, life, and disability insurance benefits. Our executive officers and other key personnel (including directors who also are employees of our company) are eligible to receive stock options under our stock option plan.

401(k) Profit Sharing Plan

     In April 1994, we adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code of 1986. Pursuant to the 401(k) Plan, all eligible employees may make elective contributions through payroll deductions. In addition, we may make matching and discretionary contributions in such amounts as may be determined by our Board of Directors. During fiscal 2003, we expensed matching contributions pursuant to the 401(k) Plan to all executive officers as a group in the amount of $3,000.

1994 Stock Option Plan

     Our Stock Option Plan was adopted by our Board of Directors in 1994 and was approved by the stockholders in July 1995. Our Board of Directors amended and restated the plan, and our stockholders approved the amended and restated plan, in 1996. Our Board of Directors further amended the plan in October 1997. Those amendments did not require stockholder approval. Our Board of Directors further amended the plan in April 2000, and our stockholders approved the amendment during June 2000. Our Board of Directors further amended the plan in May 2002, and our stockholders approved the amendment in July 2002. The 1994 plan provides for the following:

•	the granting of incentive stock options or nonqualified options to acquire our common stock;

•	the granting of stock appreciation rights;

•	the direct granting of shares of our common stock; and

•	the granting of other cash awards to key employees of our company and to consultants or independent contractors who provide valuable services to us.

The plan also provides for automatic grants of stock options to non-employee directors of our company under an automatic program.

     We may issue 1,600,000 shares of common stock under the 1994 Plan. If any option or award terminates or expires without having been exercised in full, stock not issued under such award will again be available for the purposes of the plan. As of March 5, 2004, 249,875 shares of common stock have been issued upon exercise of options granted under the plan, and there were outstanding options to acquire 855,625 shares of our common stock under the plan. As of March 5, 2004, an additional 494,500 shares of common stock were available for grant under the plan. The term of the 1994 Plan will continue through December 2004. We may not grant additional awards under the 1994 Plan unless granted before the termination of the 1994 Plan. Any awards outstanding on that date will not be terminated or otherwise affected by virtue of the expiration of the 1994 Plan. In approving the 2003 Plan discussed below, the board considered that the remaining shares available under the 1994 Plan would be canceled in favor of the new shares available under the 2003 Plan.

     Options that are incentive stock options may only be granted to our key personnel who are also employees of our company. To the extent that granted options are incentive stock options, the terms and conditions of those options, including the exercise price and expiration date, must be consistent with the qualification requirements set forth in the Internal Revenue Code. The maximum number of shares with respect to which options or awards may be granted to any one employee (including officers) during the term of the plan may not exceed 50% of the shares of common stock authorized for issuance under the plan.

     Under the automatic program, each newly elected non-employee member of our Board of Directors will receive an automatic initial grant of options to acquire 5,000 shares of common stock on the date of his or her first appointment or election to our Board of Directors. In addition, options to acquire 5,000 shares of common stock will be automatically granted to each non-employee director at the meeting of our Board of Directors held immediately after each annual meeting of stockholders. A non-employee member of our Board of Directors will not be eligible to receive the automatic annual grant if that option grant date is within 90 days of such non-employee member receiving his or her automatic initial grant.

     To exercise an option, the option holder will be required to deliver to us full payment of the exercise price for the shares as to which the option is being exercised. Generally, options may be exercised by delivery of cash, bank cashier’s check, or shares of our common stock.

2003 Incentive Compensation Plan

     Our Board of Directors approved the Vodavi 2003 Incentive Compensation Plan in August 2003, and our stockholders approved the 2003 Plan during October 2003.

     The purpose of the 2003 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

General Terms of the 2003 Plan; Shares Available for Issuance

     The 2003 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our company. The 2003 Plan authorizes the issuance of 600,000 shares of stock, and no more than 500,000 shares may be issued pursuant to incentive stock options. As of March 5, 2004, no shares of common stock have been issued upon exercise of options granted under the 2003 plan, and there were outstanding options to acquire 38,750 shares of our common stock under the 2003 plan. As of March 5, 2004, an additional 561,250 shares of common stock were available for grant under the 2003 plan. The maximum number of shares of common stock covered by awards granted to any individual in any year may not exceed 200,000. If any award previously granted under the 2003 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2003 Plan. If any change is made in the stock subject to the 2003 Plan, or subject to any award granted under the 2003 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2003 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Committee determines appropriate.

     The 2003 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law and the rules and regulations of Nasdaq, we may issue other options, warrants, or awards other than pursuant to the 2003 Plan without stockholder approval.

Eligibility and Administration

     Employees, executive officers, directors, and independent contractors of our company will be eligible to receive awards under the 2003 Plan. Options that are incentive stock options may be granted only to employees of our company.

     A committee designated by the Board of Directors will administer the 2003 Plan; however, the board may exercise any power or authority granted to the committee under the 2003 Plan. The board may designate more than one committee to administer the 2003 Plan as to various categories of eligible persons. The committee will consist of at least two directors, and each member of which will be (a) a “non-employee director” within the meaning of

Rule 16b-3 under the Exchange Act, unless administration of the 2003 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2003 Plan, and (b) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, unless administration of the 2003 Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. The board and/or any committee that has been delegated the authority to administer the 2003 Plan is referred to as the “Plan Administrator.” Where appropriate, the Plan Administrator will satisfy the then requirements of any stock exchange or automated quotation system upon which our stock is listed or quoted.

     The Plan Administrator will have the authority, in its discretion, to determine all matters relating to awards, including the selection of the individuals to be granted awards, the type of awards, the number of shares of common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations, if any, of an award. The Plan Administrator will also have the authority to construe and interpret the 2003 Plan, and to make all decisions and determinations as the Plan Administrator may deem necessary or advisable for administration of the 2003 Plan. The Plan Administrator may delegate to officers or managers of our company certain functions, in each case to the extent permitted by the Board, under the 2003 Plan, and applicable law.

Terms of Awards

     General

     Awards granted under the 2003 Plan may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of our company. Such additional, tandem, and substitute or exchange award may be granted at any time. The term of each award will be for such period as may be determined by the Plan Administrator, provided that in no event will the term of any option or stock appreciation right exceed a period of 10 years, or such shorter period as may be required in the case of an incentive stock option.

     Options

     Options granted under the 2003 Plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, type of consideration to be paid upon exercise, and any other provisions of options granted under the 2003 Plan will be established at the time of grant. The Plan Administrator will set the term of each option, and in the case of incentive stock options, such terms will be subject to compliance in all respects with the Internal Revenue Code and the 2003 Plan. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the Plan Administrator, including based on achievement of performance goals or future service requirements.

     The exercise prices of options will be determined by the Plan Administrator, provided that the exercise price of all options granted under the 2003 Plan may not be less than 100% of the fair market value of the common stock on the date of the grant (110% of the fair market value if the option intended to be an incentive stock options granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company or of its subsidiaries).

     The Plan Administrator will also have the discretion to grant options that are immediately exercisable for restricted shares of stock that will vest over a period of time or pursuant to certain performance criteria established by the Plan Administrator. Should the optionee’s continuous service cease while holding such unvested shares, we will have the right to repurchase, at the exercise price paid per share, any or all of the unvested shares. The terms upon which such repurchase right will be exercisable will be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     Stock Appreciation Rights

     The Plan Administrator is authorized to grant stock appreciation rights, which provide the holder the right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of stock on the date of exercise, over (b) the grant price of the stock appreciation right as determined by the Plan Administrator. The grant price of a stock appreciation right will not be less than the fair market value of a share of stock on the date of grant, except under limited circumstances set forth in the 2003 Plan. The Plan Administrator will determine at the date of grant the terms and conditions of the stock appreciation right, including the form of consideration payable in settlement. Stock appreciation rights may be either freestanding or granted in tandem with other awards. The Plan Administrator may grant “limited stock appreciation rights,” which may be exercised only in the event of a “change of control,” as defined in the 2003 Plan.

     Restricted Stock

     The Plan Administrator is authorized to grant shares of restricted stock, which will be subject to such restrictions on transferability, risk of forfeiture, and other restrictions as the Plan Administrator will determine or as otherwise provided in the 2003 Plan. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. A holder granted restricted stock will have all of the rights of a stockholder, including the right to vote and receive dividends. During the applicable restricted period, the shares may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the holder.

     Except as otherwise determined by the Plan Administrator at the time of the award, upon termination of a participant’s service during the applicable restricted period, the participant’s restricted stock that is at that time subject to restrictions will be forfeited and reacquired by us, provided that the Plan Administrator may provide or determine that restrictions or forfeiture conditions will be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of restricted stock.

     As a condition to the grant of an award of restricted stock, the Plan Administrator may require that any cash dividends paid on a share of restricted stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2003 Plan, which will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which such stock or other property has been distributed.

     Bonus Stock and Awards in Lieu of Obligations

     The Plan Administrator is authorized to grant stock as a bonus, or to grant stock or other awards in lieu of company obligations to pay cash or deliver other property under the 2003 Plan or under other plans or compensatory arrangements, subject to certain exceptions in the case of participants subject to Section 16 of the Exchange Act or other terms as determined by the Plan Administrator.

     Other Stock-Based Awards

     The Plan Administrator is authorized to grant participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on stock as deemed by the Plan Administrator to be consistent with the purposes of the 2003 Plan. Such awards may be convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Plan Administrator. The Plan Administrator will determine the terms and conditions of such awards, including the nature of the right, consideration to be paid upon exercise, vesting conditions, repurchase rights for unvested shares, and the like. Cash awards, as an element of or supplement to any other award under the 2003 Plan, may also be granted under the 2003 Plan.

Limitation of Directors’ Liability and Indemnification

     Our certificate of incorporation provides that no director of our company will be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation law, or Delaware GCL. Under the Delaware GCL, a director may be held liable

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

     The effect of this provision in our certificate of incorporation is to eliminate the rights of our company and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. In addition, our certificate of incorporation provides that any repeal or modification of this provision by our stockholders will not adversely affect any right or protection of a director of our company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. These provisions do not limit or eliminate the rights of our company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a directors’ duty of care.

     Our certificate of incorporation requires us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent permitted by the Delaware GCL. Indemnification is not available with respect to proceedings or claims initiated or brought voluntarily by an officer, director, or other representative of our company against us unless such proceeding or claim is approved by our Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1994 Stock Option Plan and our 2003 Incentive Compensation Plan as of December 31, 2003.

(c)
Number of Securities
	(a)		Remaining Available for
	Number of Securities	(b)	Future Issuance Under
	to be Issued Upon	Weighted Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants, and Rights	Warrants, and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	863,125	$2.46	1,094,500

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	863,125	$2.46	1,094,500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     LG Electronics Inc., our principal supplier, owns approximately 24% of our outstanding common stock. Kyeong Woo Lee, a director of our company from January 2002 until February 2003, and Jong Hwa Choi, a director of our company since February 2003, are officers of LGE or its affiliates. We purchased approximately $21.1 million of key telephone systems, commercial grade telephones, and voice mail products from LGE and an affiliate of LGE during 2003. We believe that the purchases from LGE and its affiliate approximate terms that would be offered by non-related parties. We owed LGE and its affiliate approximately $4.2 million for product purchases as of December 31, 2003.

     We also conduct joint development activities with LGE for the design and development of hardware incorporated into some of our existing and planned telephone systems and commercial grade telephones. Generally, LGE contributes the ongoing research and development costs for the product hardware and produces the finished goods developed under the alliance and we obtain the right to sell such products throughout North America and the Caribbean.

     In July 2001, we entered into a development agreement with LGE under which we developed for LGE certain advanced voice messaging technologies. We recorded revenue of $24,000 in 2003, $183,500 in 2002 and $210,000 in 2001 for work performed under the development agreement using the percentage of completion method. As of December 31, 2003, LGE had paid us $417,500 pursuant to the agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

     The Board of Directors has appointed a Compensation Committee. During fiscal 2003, the committee consisted of Mr. Hinz and two independent directors. In February 2004, the Committee was restructured to include Messrs. Mitchell, McConnell, and Pakis, each an independent director. The Committee makes recommendations to the Board of Directors regarding the compensation of our executives. The Committee ensures that our executive compensation is consistent with the value of our company and is aligned with the business strategy and goals of our company and our stockholders. The Committee held two meetings during fiscal 2003.

     The compensation program for executive officers consists primarily of base salary, performance based bonuses, and long-term incentives in the form of stock options. Executives also participate in other benefit plans, including medical and retirement plans, which generally are available to all regular full-time employees of our company. In addition to or in lieu of stock options, we may compensate our executives with other long-term equity incentives, such as grants of restricted stock.

     Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based primarily on our financial results, including revenue and profitability, as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value.

     We follow a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors, as discussed below, receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the year ended December 31, 2003, the Committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size and in similar industries, as well as public companies in our geographic area.

Base Salary and Annual Incentives

     Base salaries for executive positions are established relative to our financial performance, experience levels, and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relative competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and our specific needs. The Committee’s evaluation of the factors described above is subjective, and the committee does not assign a particular weight to any one factor.

     Annual incentive awards are based on our financial performance and the efforts of our executives. Performance is measured based on profitability, revenue, and other financial measures.

Stock Option Grants

     We strongly believe in tying executive rewards directly to our long-term success and increases in stockholder value through grants of stock options. Stock option grants also will enable executives to develop and maintain a significant stock ownership position in our company. The amount of options granted takes into account options previously granted to an individual.

     During fiscal 2003, we granted options to acquire an aggregate of 185,000 shares of common stock, including options to acquire 100,000 shares of common stock to our officers. These grants include options to purchase 35,000 shares of common stock at an exercise price of $1.51 per share granted to Mr. Roeper, options to purchase 25,000 shares of common stock at an exercise price of $1.51 per share granted to each of Messrs. Husband and Francis, and options to purchase 15,000 shares of common stock at an exercise price per share of $1.51 granted to Mr. Borcich.

Other Benefits

     Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and group term life insurance.

Compensation of the President and Chief Executive Officer

     During fiscal 2003, the Committee evaluated the factors described above in determining the base salary and other compensation of Gregory K. Roeper, our President and Chief Executive Officer. The committee’s evaluation of Mr. Roeper’s base salary is subjective with no particular weight assigned to any one factor. We have an employment agreement with Mr. Roeper. See “Executive Compensation — Employment Agreements.” Under the employment agreement, we paid Mr. Roeper a salary of $182,500 during fiscal 2003. During 2003, we also granted to Mr. Roeper options to purchase 35,000 shares of our common stock. We paid to Mr. Roeper a discretionary cash bonus of $17,500 during 2003 for his performance during 2002 and a cash bonus of $96,568 during 2004 for his performance during 2003.

     During August 2003, we agreed to renew Mr. Roeper’s employment agreement for a 15-month term expiring during December 2004. Pursuant to the renewal, Mr. Roeper’s base salary will increase to $200,000 during fiscal 2004.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We do not believe that our compensation arrangements with any of our executive officers will exceed the limits on deductibility during our current fiscal year. We also intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

     This report has been furnished by the members of the Compensation Committee of the Board of Directors of Vodavi Technology, Inc.

Emmett E. Mitchell, Chair
Stephen A McConnell
Frederick M. Pakis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Performance evaluation and compensation decisions relating to 2003 were made by the Compensation Committee of our Board of Directors, which consisted of Messrs. Mitchell, Hinz, and Pakis. Except for our employment agreement with Mr. Hinz, which was effective during fiscal 2003, none of such persons had any contractual or other relationships with us during fiscal 2003 except as directors. In February 2004, Mr. Hinz’s position on the Compensation Committee was replaced with the appointment of Mr. McConnell. Our Compensation Committee now consists entirely of independent directors.

REPORT OF THE AUDIT COMMITTEE OF BOARD OF DIRECTORS

     The Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the Committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the Securities and Exchange Commission.

     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

     The Committee discussed with the independent auditor the overall scope and plans for their audit. The Committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held seven meetings during the fiscal year ended December 31, 2003.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC, and new rules of Nasdaq. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

     The report has been furnished by the Audit Committee of our Board of Directors.

Stephen A McConnell, Chairman
Jack A. Henry
Emmett E. Mitchell

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms we received during the fiscal year ended December 31, 2003, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. McConnell filed one late Form 4 covering the exercise of outstanding stock options and Hummingbird Management LLC, of which Mr. Sonkin is a control person, filed one late Form 4 covering one sale transaction by Hummingbird Value Fund and one sale transaction by Hummingbird Microcap Value Fund.

PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for (a) our common stock; (b) the Standard & Poor’s Small Cap 600 Index; and (c) a peer group consisting of the following three companies in the business telephone systems industry: Comdial Corp., Avaya Inc., and Inter-Tel Corp.

     The graph covers the period from January 1, 1998 through December 31, 2003. The graph assumes an investment of $100 in each of our common stock, the peer group, and the Small Cap 600 index on December 31, 1998. The calculation of cumulative stockholder return on the peer group and the Small Cap 600 index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS, AND OFFICERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of April 2, 2004 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under “Executive Compensation;” (iii) all of our directors and executive officers as a group; and (iv) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

	Number of
Name and Address of Beneficial Owner (1)	Shares (2)		Percent (2)
Directors and Executive Officers:
William J. Hinz	75,000	(3)	2.0%
Gregory K. Roeper	224,475	(4)	5.9%
David A. Husband	64,850	(5)	1.8%
Stephen L. Borcich	48,750	(6)	1.3%
Steven R. Francis	131,250	(7)	3.6%
Jack A. Henry	10,900	(8)	*
Jong Hwa Choi	5,000	(9)	*
Emmett E. Mitchell	15,300	(10)	*
Paul D. Sonkin	453,176	(13)	12.5%
Stephen A McConnell	38,900	(11)	1.1%
Frederick M. Pakis	10,000	(12)	*
All directors and officers as a group (11 persons)	1,077,601		26.8%
Non-management 5% Stockholders:
LG Electronics, Inc.	862,500	(14)	23.8%
Hummingbird Management, LLC	448,176	(13)	12.4%

*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034.

(2)	The percentages shown are calculated based upon 3,624,839 shares of our common stock outstanding on April 2, 2004. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of April 2, 2004. In calculating ownership percentage, all shares of common stock that the named stockholder has the right to acquire upon exercise of stock options within 60 days of April 2, 2004 are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such stockholder, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other stockholder. Percentages may be rounded. Includes, when applicable, shares owned of record by such person’s children and spouse and by other related individuals and entities over whose shares of common stock such person has sole or shared voting control or power of disposition.

(3)	Includes 75,000 shares of common stock issuable upon exercise of options.

(4)	Includes 10,725 shares of common stock and 213,750 shares of common stock issuable upon exercise of options, but excludes 43,750 shares of common stock issuable upon exercise of unvested stock options.

(5)	Includes 19,850 shares of common stock and 45,000 shares of common stock issuable upon exercise of options, but excludes 51,250 shares of common stock issuable upon exercise of unvested stock options.

(6)	Includes 48,750 shares of common stock issuable upon exercise of options, but excludes 16,250 shares of common stock issuable upon exercise of unvested stock options.

(7)	Includes 100,000 shares of common stock and 31,250 shares of common stock issuable upon the exercise of stock options, but excludes 48,750 shares of common stock issuable upon exercise of unvested stock options.

(8)	Includes 900 shares of common stock and 10,000 shares of common stock issuable upon exercise of stock options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(9)	Includes 5,000 shares of common stock issuable upon exercise of stock options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(10)	Includes 3,300 shares of common stock and 12,000 shares issuable upon exercise of options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(11)	Includes 13,900 shares of common stock and 25,000 shares issuable upon exercise of options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(12)	Includes 10,000 shares of common stock issuable upon exercise of options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(13)	Mr. Sonkin is a control person of Hummingbird Management, LLC. Amounts listed for Hummingbird represent 448,176 shares of common stock beneficially owned by Hummingbird Management, LLC (f/k/a Morningside Value Investors, LLC), as investment manager to The Hummingbird Value Fund, L.P. The managing member of Hummingbird Management is Paul D. Sonkin, who also serves as the managing member of HVF Capital, the general partner of The Hummingbird Value Fund and The Hummingbird Microcap Value Fund. Hummingbird Management has sole voting and dispositive power over the shares, and Hummingbird Management disclaims any economic interest or beneficial ownership of the shares. The address of Hummingbird Management, LLC is 153 East 53rd Street, New York, New York 10022. In addition to the amounts listed for Hummingbird Management, Mr. Sonkin’s beneficial ownership, for which Mr. Sonkin has sole voting and dispositive power, includes 5,000 shares of common stock and such amount is not included in the beneficial ownership of Hummingbird Management.

(14)	Represents shares of common stock beneficially owned by LG Electronics Inc. LGE has sole voting power and sole dispositive power over such shares. LGE acquired the shares of our common stock in connection with the merger of its minority owned subsidiary, LGIC, with and into LGE during September 2000. The address of LGE is LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul 150-721, Korea.

INDEPENDENT PUBLIC ACCOUNTANTS

     On June 30, 2003, our Audit Committee dismissed Deloitte & Touche LLP as our independent public accountants. During the fiscal years ended December 31, 2001 and 2002, and the subsequent interim reporting periods from December 31, 2002, through and including the termination date of June 30, 2003, there were no disagreements between us and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any reportable events. The report of Deloitte & Touche LLP on our financial statements for the two fiscal years ended December 31, 2001 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Our Audit Committee engaged Mayer Hoffman McCann P.C. as our new independent public accountants as of June 30, 2003. We had not consulted with Mayer Hoffman McCann P.C. during the two fiscal years ended December 31, 2001 and 2002, or during the subsequent interim reporting periods from the last audit date of December 31, 2002, through and including the date of their engagement on either the application of accounting principles or the type of opinion Mayer Hoffman McCann P.C. might issue on our financial statements. We requested Deloitte & Touche LLP to furnish a letter addressed to the SEC stating whether Deloitte & Touche LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated June 30, 2003, is filed as Exhibit 16 to our Current Report on Form 8-K dated June 30, 2003.

     We appointed Mayer Hoffman McCann P.C. to audit our consolidated financial statements for the fiscal year ending December 31, 2003. The Board of Directors anticipates that representatives of Mayer Hoffman McCann P.C. will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to our company for the fiscal years ended December 31, 2002 and 2003 by our principal accounting firms are as follows:

	2002	2003
Audit Fees (1)	$123,150	$74,500
Audit-Related Fees (2)	$10,000	$15,650
Tax Fees (3)	$18,571	$16,255
All Other Fees	$—	$—

(1)	Represents fees associated with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, and related consents.

(2)	Represents fees associated with the audit of our 401(k) benefit plan in each of the years presented, and fees and expenses in 2003 associated with the transition of our principal accounting firm from Deloitte & Touche LLP to Mayer Hoffman McCann P.C. in 2003.

(3)	Represents fees associated with the preparation of our corporate, federal and state income tax returns and assistance with our quarterly estimated tax payments.

Audit Committee Pre-Approval Policies

     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit

Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Board or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent audit to management.

     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

     All of the services provided by our principal accounting firm described above under the captions “Audit-Related Fees” and “Tax Fees” were approved by our Audit Committee.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     We must receive stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held during calendar year 2005 no later than December 12, 2004 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar year 2005, except in circumstances where (a) we receive notice of the proposed matter no later than February 25, 2005 and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

     We do not know of any other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as our Board of Directors may recommend.

Dated: April 8, 2004

Appendix A

VODAVI TECHNOLOGY, INC. (the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

     The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

(a)	The integrity of the Company’s financial statements.

(b)	The Company’s compliance with legal and regulatory requirements.

(c)	The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s independent auditor.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:

•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

     No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

     All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

     As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management and the independent auditor to discuss any matters that the Committee or the independent auditor believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall be given full access to the Company’s Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.

7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulations S-X.

(d)	Take into account the opinions of management.

Financial Reporting Process

12.	In consultation with the independent auditor and management review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management or the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

Legal Compliance/General

17.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

18.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

19.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

20.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

22.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

Reports

23.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

24.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

25.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

26.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

VODAVI TECHNOLOGY, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned stockholder of VODAVI TECHNOLOGY, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 8, 2004, and hereby appoints Gregory K. Roeper and David A. Husband, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company to be held on Monday, May 17, 2004, at 9:00 a.m., local time, at the Company’s corporate headquarters at 4717 East Hilton Avenue, Suite 400, Phoenix, Arizona 85034, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

A.	ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

		FOR	WITHHOLD			FOR	WITHHOLD
1.	William J. Hinz	☐	☐	4.	Jack A. Henry	☐	☐
2.	Gregory K. Roeper	☐	☐	5.	Emmett E. Mitchell	☐	☐
3.	Jon Hwa Choi	☐	☐	6.	Paul D. Sonkin	☐	☐

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

(Continued, and to be signed and dated, on the reverse side.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Dated , 2004
Signature

Signature

(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink.